EXHIBIT 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) of the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including any and all amendments thereto) with respect to the Ordinary Shares of MediWound Ltd. and further agree that this Joint Filing Agreement shall be included as an Exhibit to such joint filing.

The undersigned further agree that each party hereto is responsible for timely filing of such statement on Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning such party contained therein, provided that no party is responsible for the completeness and accuracy of the information concerning the other party, unless such party knows or has reason to believe that such information is inaccurate.

This Joint Filing Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original instrument, but all of such counterparts together shall constitute but one agreement.

In evidence thereof the undersigned, being duly authorized, hereby execute this Joint Filing Agreement this 19th day of July, 2024.

MÖLNLYCKE HEALTH CARE AB

By:	/s/ Zlatko Rihter
Name:	Zlatko Rihter
Title:	Chief Executive Officer

By:	/s/ Susanne Larsson
Name:	Susanne Larsson
Title:	Chief Financial Officer

MHC SWEDEN AB

By:	/s/ Christian Cederholm
Name:	Christian Cederholm
Title:	Director

By:	/s/ Zlatko Rihter
Name:	Zlatko Rihter
Title:	Chief Executive Officer

MÖLNLYCKE HOLDING AB

By:	/s/ Christian Cederholm
Name:	Christian Cederholm
Title:	Director

By:	/s/ Zlatko Rihter
Name:	Zlatko Rihter
Title:	Chief Executive Officer

MÖLNLYCKE AB

By:	/s/ Christian Cederholm
Name:	Christian Cederholm
Title:	Director

By:	/s/ Zlatko Rihter
Name:	Zlatko Rihter
Title:	Chief Executive Officer

ROTCA AB

By:	/s/ Daniel Bruhn
Name:	Daniel Bruhn
Title:	Director

By:	/s/ Malte St Cyr Ohm
Name:	Malte St Cyr Ohm
Title:	Chairman

PATRICIA INDUSTRIES AB

By:	/s/ Petra Hedengran
Name:	Petra Hedengran
Title:	Authorized Signatory

By:	/s/ Thomas Kidane
Name:	Thomas Kidane
Title:	Authorized Signatory

INVESTOR AB

By:	/s/ Petra Hedengran
Name:	Petra Hedengran
Title:	Managing Director and General Counsel

By:	/s/ Helena Saxon
Name:	Helena Saxon
Title:	Chief Financial Officer